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                                                                    EXHIBIT 10.7


                              FIRST AMENDMENT TO
                      BENTHOS, INC. 401(K) RETIREMENT PLAN
            as Amended and Restated Effective as of November 5, 1993


     AMENDMENT adopted this 11th day of April 1997, by Benthos, Inc. (hereinafter referred to as the "Company"):


                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company has heretofore adopted a defined contribution plan known as the "Benthos, Inc. 401(k) Retirement Plan", originally effective as of July 1, 1987 and subsequently amended and restated said Plan in the form of the IDS Nonstandardized (S)401(k) Profit Sharing Plan Prototype, most recently effective as of November 5, 1993 (hereinafter referred to as the "Plan"); and

     WHEREAS, the Company, pursuant to Section 13.02 of the Plan, has reserved the right to amend the Plan at any time by vote of its Board of Directors; and

     WHEREAS, the Company wishes to amend further the Plan in order to change the eligibility requirements for a reemployed participant.

     NOW, THEREFORE, effective as of October 1, 1996, the Plan is hereby amended as follows:

     1. Section 2.03 of the Adoption Agreement and the Basic Plan document shall not apply and the following Section 2.03 shall be substituted therefor:

2.03 Break in Service - Participation
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     (a) A Participant whose employment has terminated and who recommences employment without incurring a Break in Service shall be eligible to participate immediately in the Plan as of the date on which he first subsequently renders an Hour of Service.

     (b) A Participant who has terminated employment and incurred a Break in Service will be eligible to commence Deferral Contributions immediately upon his re-employment.

     (c) (i) For purposes of determining the eligibility of a re-employed former Participant who has incurred a Break in Service to share in Employer matching contributions, designated qualified nonelective contributions, discretionary contributions and allocation of Participant forfeitures, Years of Service prior to the Break in Service will not be taken into account until the former Participant has completed a Year of Service after returning to employment. The Employee will receive credit for a Year of Service following re-employment if, during the 12-consecutive month period beginning on the Employee's "re-employment commencement

                                      -1-
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date" the Employee is credited with 1,000 Hours of Service. If the Participant fails to complete 1,000 Hours of Service within such period, the re-employed Participant will be credited with a Year of Service if, during any Plan Year beginning with the Plan Year which includes the first anniversary of the "re-employment commencement date", he or she is credited with 1,000 Hours of Service.

     (ii) The "re-employment commencement date" is the first day on which the employee is credited with an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a one year Break in Service.

     (iii) If a former Participant who has incurred a Break in Service completes a Year of Service in accordance with this paragraph (c), his or her eligibility to share in Employer matching contributions, designated qualified nonelective contributions, discretionary contributions and allocation of Participant forfeitures will begin as of first Entry Date following the completion of such Year of Service.

     2. Section 3.06 of the Adoption Agreement is amended to read as set forth on the following page:

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        Allocation of forfeited excess aggregate contributions. In lieu of the preceding paragraph the Advisory Committee will allocate any forfeited excess aggregate contributions (as described in Section 14.09):

        [X] (c) To reduce Employer matching contributions for the Plan Year following the Plan Year for which the Employer made the matching contributions.

        [_] (d) As Employer discretionary matching contributions for the Plan
                Year following the Plan Year for which the Employer made the matching contribution, except the Advisory Committee will not allocate these forfeitures to the Highly Compensated Employees who incurred the forfeitures.

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3.06    Accrual of Benefit.

        Compensation taken into account. For the Plan Year in which the Employee first becomes a Participant, the Advisory Committee will determine the allocation under Option (b), of Adoption Agreement Section 3.04 by taking into account:(Choose one)

        [_] (a) The Employee's Compensation for the entire Plan Year.

        [X] (b) The Employee's Compensation for the portion of the Plan Year in which the Employee actually is a Participant in the Plan.

        This election regarding Compensation also applies to the allocation of the designated qualified nonelective contribution.

        Hours of Service requirement. The minimum number of Hours of Service a Participant must complete during a Plan Year in order to receive an allocation of the matching contributions, designated qualified nonelective contributions, discretionary contributions and Participant forfeitures, if any, for the Plan Year is:

        [_] (c) One Hour of Service.

        [_] (d) 1,000 Hours of Service.

        [X] (e) Other (specify, but the number may not exceed 1,000) one Hour of Service for matching contributions and 1,000 Hours of Service for designated qualified non-elective contributions, discretionary contributions and participant forfeitures.
        [X] (f) No Hour of Service requirement if the Participant terminates employment during the Plan Year on account of:

                [X] (1) Death.

                [X] (2) Disability.

                [X] (3) Early Retirement (if applicable), or attainment of
                        Normal Retirement Age in the current Plan Year or in a prior Plan Year.

        [Note: The Employer may use Option (e) to designate a different Hours of Service condition for a particular type of Employer contribution.]

        Employment Requirement. A Participant who, during a particular Plan Year, completes the Hour of Service condition selected under this Adoption Agreement Section 3.06: (Choose at least one)

        [X] (g) Will share in the allocation of Employer contributions and Participant forfeitures, if any, for that Plan Year without regard to whether he is employed by the Employer on the Accounting Date of that Plan Year, except for the allocation of:

                [_] (1) No exceptions.

                [_] (2) Matching contributions (including forfeitures applied to reduce Employer matching contributions).

                [X] (3) Discretionary contributions and Participant forfeitures
                        (other than forfeitures applied to reduce Employer matching contributions).

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     In all other respects the terms of the Plan remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the undersigned Company has caused this First Amendment to be executed by its duly authorized officer as of the day and year set forth above.


                                          BENTHOS, INC.


                                          By: /s/ JOHN L. COUGHLIN
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